UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman of the Board of Directors

As previously disclosed on March 18, 2025 by Hall of Fame Resort and Entertainment Company (the “Company”), Michael Crawford announced he intends to resign as the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors, effective May 18, 2025 (the “Employment Termination Date”). On April 24, 2025, in anticipation of Mr. Crawford’s Employment Termination Date, the Company’s Board of Directors (“Board”) elected Karl L. Holz, who has been a member of the Board since July 2020, as non-executive Chairman of the Board of Directors, effective May 18, 2025, and approved an annual stipend of $5,000 for serving in such role in addition to Mr. Holz’s existing director and committee compensation. As previously disclosed, the Board has affirmatively determined that Mr. Holz qualifies as an independent director in accordance with the Nasdaq listing rules.

Appointment of Principal Executive and Principal Financial Officers

On April 24, 2025, in connection with Mr. Crawford’s upcoming Employment Termination Date, the Board promoted Lisa Gould, currently the Company’s Senior Vice President of Human Resources and Information Technology, to the role of Executive Vice President of Business Administration and principal executive officer, effective May 18, 2025. In addition, Eric Hess, currently the Company’s Senior Vice President of Finance, was promoted with the additional designation of principal financial officer, effective May 18, 2025. Mr. Crawford, who is currently serving as principal executive officer and principal financial officer, will continue to serve in such capacities until his Employment Termination Date. John Van Buiten will continue to serve as the Company’s principal accounting officer. Ms. Gould and Mr. Hess received base salary increases of $20,000 and $10,000, respectively, effective as of May 18, 2025. Ms. Gould’s and Mr. Hess’s target bonus opportunity for 2025 will be prorated to reflect the effective date of their promotions.

Ms. Gould, age 50, has served as Senior Vice President of Human Resources and Information Technology of the Company since January 2022 and was Vice President of Human Resources of the Company from August 2020 to December 2021. From November 2011 until joining the Company, Ms. Gould served as Vice President of Human Resources at CommQuest Services, where she developed a strategic plan following the company’s merger, oversaw recruitment, onboarding and retention of company employees and managed various other human resources functions, including drafting and enforcement of company policies and procedures and managing benefits administration and enrollment. From August 2007 until November 2011, Ms. Gould worked for Creative Financial Staffing, an affiliate of Bruner Cox LLP, in various roles, including as Recruiter/Staffing Manager and Business Development/Account Manager. Ms. Gould earned her Master of Business Administration from the University of Northwestern Ohio and her Bachelor of Science from Kent State University.

Mr. Hess, age 45, started with the Company in January of 2021 and has held several roles within the organization in both finance and investor relations, most recently as Senior Vice President of Finance. Prior to joining the Company, from January 2016 to December 2020, Mr. Hess was part of the investor relations team at The J.M. Smucker Company where he was responsible for institutional investor messaging along with reviewing annual report and SEC filings. From January 2008 to January 2016, Mr. Hess was a sell-side analyst working for several equity research firms in the Cleveland area and covered multiple industries during that time frame. Mr. Hess was on the research team recognized by Starmine for top earnings estimate accuracy within the software sector. He also spent time as a commercial credit analyst and buy-side analyst at FirstMerit Bank (now Huntington National Bank). Mr. Hess graduated from Ohio University with a Bachelor of Arts in Economics and Master of Arts in Economics.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: April 30, 2025

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